EHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:   Corporate Contact:     Investor Relations
            John Carlson           Harriet Fried
            Exec VP & CFO          Lippert/Heilshorn & Associates
            480-505-4869           212-838-3777

                         Alanco Announces Second Quarter
                             Fiscal 2009 Results
           ---------------------------------------------------------
           Significant Sales Increase, Narrowed Loss Seen Continuing
                          to Fourth Quarter Turnaround


(Scottsdale,  AZ - February 17, 2009) - Alanco  Technologies,  Inc., (NASDAQ:
ALAN), a leading provider of wireless tracking and asset management solutions, today announced that sales for its second fiscal quarter ended December 31, 2008 increased 42% to $5,355,100, compared to sales of $3,770,200 for the second quarter of fiscal year 2008. The Company's RFID Technology segment (Alanco/TSI PRISM) reported sales of $1,216,200, an increase of $838,800, or 220%, over last year's second quarter. The Wireless Asset Management segment (StarTrak Systems) reported sales of $3,389,600, an increase of $936,600, or 38%, compared to the prior year period.

The Operating Loss for the second quarter, ended December 31, 2008, narrowed 39% to $1,115,700, compared to a loss of $1,839,300 for the prior year period. The Net Loss for the quarter ended December 31, 2008 improved to $1,250,600, compared to the Net Loss of $2,005,800 reported for the comparable quarter of the prior year.

Robert R. Kauffman, Alanco Chairman and CEO, commented, "Despite the difficult economy, both of our core businesses, TSI PRISM and StarTrak Systems, exhibited significant operating improvements in the quarter, which we anticipate will continue throughout the second half of fiscal 2009."

"TSI PRISM's small second quarter operating loss resulted from order backlog shipping delays, and the RFID inmate tracking business is expected to return to profitability in the current quarter. Second half sales growth will be paced by the Northrop Grumman project, announced in November 2008, to provide RFID inmate tracking for 19 federal immigration detention facilities housing more than 22,000 detainees."

"StarTrak Systems hardware gross margins have markedly improved in recent months due to full production of the new, lower cost RT-6000 ReeferTrak.
In combination with  anticipated  sales growth during the second half
[February 9, 2009 release], StarTrak is projected to achieve operating profitability in the fourth quarter. These core business turnarounds should result in a positive fourth quarter EBITDA for Alanco Technologies, Inc."

Comparisons of operating results for the three- and six-month periods ended December 31, 2008 and December 31, 2007 are presented below as Schedule
I & II. For additional discussion of the Company's current financial results, please see the Form 10-Q the Company filed with the SEC today.

Alanco Technologies, Inc. provides wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry.
Its systems track and record the location and movement of inmates and officers, enhancing safety, security and productivity. For more information, visit the company's website at www.alanco.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE
AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

                              SCHEDULE I
                       Alanco Technologies, Inc.
              Condensed Consolidated Financial Information

                                                 Three months ended December 31,
                                                      2008             2007
                                                 -------------   -------------
NET SALES                                        $  5,355,100    $  3,770,200
    Cost of Sales                                   3,949,400       2,604,000
                                                   -----------     -----------
Gross Profit                                        1,405,700       1,166,200
     Selling, General & Administrative Expense      2,521,400       3,005,500
                                                   -----------     -----------
Operating Loss                                     (1,115,700)     (1,839,300)

     Interest Expense, net                           (133,600)       (187,900)
     Other Income(expense), net                        (1,300)         21,400
                                                   -----------     -----------
Net Loss                                           (1,250,600)     (2,005,800)

     Preferred Stock Dividends - Cash                (105,900)              -
     Preferred Stock Dividends - paid in kind         (23,300)        (21,100)
                                                   -----------     -----------
                                                   -----------     -----------
Net Loss Attributable to Common Stock Holders    $ (1,379,800)   $ (2,026,900)
                                                   ===========     ===========

Net Loss Per Common Share - Basic and Diluted    $      (0.04)   $      (0.09)
                                                   ===========     ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         31,823,600      21,890,100
                                                   ===========     ===========



                              SCHEDULE II
                       Alanco Technologies, Inc.
              Condensed Consolidated Financial Information

                                                   Six months ended December 31,
                                                      2008             2007
                                                 -------------   -------------
NET SALES                                        $ 11,383,000    $  8,322,800
    Cost of Sales                                   8,393,700       5,568,900
                                                   -----------     -----------
Gross Profit                                        2,989,300       2,753,900
     Selling, General & Administrative Expense      4,774,800       5,882,300
                                                   -----------     -----------
Operating Loss                                     (1,785,500)     (3,128,400)

     Interest Expense, net                           (512,100)       (398,200)
     Other Income(expense), net                      (184,800)         37,600
                                                   -----------     -----------
Net Loss                                           (2,482,400)     (3,489,000)

     Preferred Stock Dividends - Cash                (174,200)              -
     Preferred Stock Dividends - paid in kind         (46,000)       (378,100)
                                                   -----------     -----------
                                                   -----------     -----------
Net Loss Attributable to Common Stock Holders    $ (2,702,600)   $ (3,867,100)
                                                   ===========     ===========

Net Loss Per Common Share - Basic and Diluted    $      (0.09)   $      (0.17)
                                                   ===========     ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         31,589,100      22,403,100
                                                   ===========     ===========

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